UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2015

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Advanced Energy Industries, Inc.
(Exact name of registrant as specified in its charter)

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Delaware	000-26966	84-0846841
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1625 Sharp Point Drive, Fort Collins, Colorado	80525
(Address of principal executive offices)	(Zip Code)

(970) 221-4670
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05	Costs Associated with Exit or Disposal

On June 25, 2015, the Board of Directors of Advanced Energy Industries, Inc. (the “Company”) approved a management recommendation to wind down operations of its Solar Inverter business unit in order to focus solely on its Precision Power business. The Solar Inverter business is solely operated by and under AE Solar Energy Inc., AEI Power GmbH and their subsidiaries.

The Company expects to record a pre-tax charge of approximately $260 million to $290 million related to the wind down of the Solar Inverter business operations, the majority of which will be recorded in the second quarter of 2015. Of this write down, approximately $150 million relates to the impairment of goodwill and intangibles, $45 million to $75 million to the write down of inventory, fixed and other assets, $15 million for employee termination cost, $10 million for tax valuation allowances and the remaining $40 million for other costs to exit the business. We anticipate that the wind down will be substantially complete by the end of 2015. Cash costs for severance and other expenses related to this decision are expected to range from $30 million to $45 million of which we expect $20 million to $30 million will be in 2015 with the remainder in subsequent years. These costs will be recorded as impairment and restructuring charges on the company’s income statement. The company plans to fund the cash costs through internally generated funds. The Company anticipates that minimal, if any, tax benefits will be recorded in the financial statements as a result of these charges.

The Company’s press release related to this exit is attached as Exhibit 99.1 and incorporated by reference.

Item 2.06	Material Impairments.

The information set forth under Item 2.05 of this report on Form 8-K is incorporated by reference into this Item 2.06.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release dated June 29, 2015 by Advanced Energy Industries, Inc., announcing “Advanced Energy to Wind Down Solar Inverter Business to Focus on Precision Power Business.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Thomas O. McGimpsey
Date: June 29, 2015	Thomas O. McGimpsey
Executive Vice President, General Counsel & Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release dated June 29, 2015 by Advanced Energy Industries, Inc., announcing “Advanced Energy to Wind Down Solar Inverter Business to Focus on Precision Power Business.”